Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), do hereby constitute and appoint Melanie S. Cibik and S. Paul Sassalos, or either one of them, our true and lawful attorneys and agents, to execute, file and deliver the Annual Report on Form 10-K of Teledyne for its 2025 fiscal year (“Form 10-K”), in our name and on our behalf in our capacities as directors of Teledyne, and to do any and all acts or things, in our name and on our behalf in our capacities as directors of Teledyne, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable Teledyne to comply with the Securities Exchange Act of 1934 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form 10-K (including without limitation executing, filing and delivering any amendments to the Form 10-K), and the undersigned do hereby ratify and confirm all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

Witness the due execution hereof as of February 17, 2026.

/s/ Laura A. Black	Director
Laura A. Black

/s/ Kenneth C. Dahlberg	Director
Kenneth C. Dahlberg

/s/ Michelle A. Kumbier	Director
Michelle A. Kumbier

/s/ Simon M. Lorne	Director
Simon M. Lorne

/s/ Robert A. Malone	Director
Robert A. Malone

/s/ Vincent J. Morales	Director
Vincent J. Morales

/s/ Jane C. Sherburne	Director
Jane C. Sherburne

/s/ Michael T. Smith	Director
Michael T. Smith

/s/ Wesley W. von Schack	Director
Wesley W. von Schack